Exhibit 3.22

BYLAWS

OF

PHOENIX CONTAINER, INC.

(A Nevada Corporation)

As of December 20, 2010

ARTICLE I. OFFICE

The principal office of the corporation is in the state of New Jersey and is on Airport Road, County of New Brunswick.

ARTICLE II. STOCKHOLDERS’ MEETINGS.

Section 1. Annual Meetings.

(a) The annual meeting of the stockholders of the corporation shall be held on such date, at such time and at any place within or without the State of Nevada as may be determined by the Board of Directors and as may be designated in the notice of that meeting. The business to be transacted at the meeting shall be the election of directors and such other business as properly brought before the meeting.

Section 2. Special Meetings.

Special meetings of the stockholders may be called by the Board of Directors or by the holders of at least a majority of the stock entitled to vote at that meeting. At any time, upon the written request of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to send out notices of the meeting, to be held within or without the State of Nevada and at such time, but not less than 10 days nor more than 60 days after receipt of the request, as may be fixed by the Board of Directors. If the Board of Directors fails to fix a time or place, the meeting shall be held at the principal office of the corporation at a time as shall be fixed by the Secretary within the above limits.

Section 3. Notice and Purpose of Meetings; Waiver.

Each stockholder of record entitled to vote at any meeting, as determined solely by the stock transfer books of the corporation, shall be given in person, or by mail, or by prepaid telegram, written or printed notice of the purpose or purposes, and the time and place within or outside the State of Nevada of every meeting of stockholders. This notice shall be delivered by person or mailed not less than 10 days nor more than 60 days before the meeting. If mailed or telegraphed, it shall be directed to the stockholder at the address last shown on the books of the corporation. No publication of the notice of meeting shall be required. A stockholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after the meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the stockholders.

Section 4. Quorum.

Except as otherwise provided by law, a quorum at all meetings of stockholders shall •consist of the holders of record of a majority of the shares entitled to vote present in person or by proxy.

Section 5. Closing of Transfer Books; Record Date.

(a) In order to determine the holders of record of the corporation’s stock who are entitled to notice of meetings, to vote at a meeting or its adjournment, to receive payment of any dividend, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors of the corporation may order that the stock transfer books be closed for a period not to exceed 60 days. If the purpose of this closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the stock transfer books shall be closed for at least 10 days preceding such meeting.

(b) In lieu of closing the stock transfer books, the Board of Directors may fix a date as the record date for the determination of stockholders. This date shall be no more than 60 days prior to the date of the action which requires the determination, nor, in the case of a stockholders’ meeting, shall it be less than 10 days in advance of such meeting.

(c) If the stock transfer books are not closed and no record date is fixed for the determination of the stockholders of record, the date of which notice of the meeting is mailed, or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for the determination of stockholders.

(d) When a determination of stockholders entitled to vote at any meeting has been made as provided in this section, this determination shall apply to any adjournment of the meeting, except when the determination has been made by the closing of the stock transfer books and the stated period of closing has expired.

Section 6. Presiding Officer; Order of Business.

(a) Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or if he or she is not present, by the President, or if he or she is not present, by a Vice- President, or if neither the Chairman of the Board nor the President nor a Vice-President is present, by a chairman, to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the corporation, or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the stockholders present at the meeting shall choose any person present to act as secretary of the meeting.

(b) The order of business shall be as determined by the chairman of the meeting.

Section 7. Voting.

(a) Except as otherwise provided in the Articles of Incorporation, each stockholder of the corporation entitled to vote at the meeting shall have, as to each matter submitted to a vote, one vote in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the corporation. A stockholder may vote his or her shares through a proxy appointed by a written instrument signed by the stockholder or by a duly authorized attorney-infact and delivered to the secretary of the meeting. No proxy shall be valid after 6 months from the date of its execution, unless a longer time period is expressly provided in the proxy and, in any event, it is not to exceed seven years.

(b) A majority vote of those shares notified to vote and represented at the meeting, a quorum being present, shall be the act of the meeting, except that in electing directors, a plurality of the votes cast shall elect. Voting shall be by ballot at the request of any stockholder.

Section 8. List of Stockholders.

(a) A complete list of the stockholders of the corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by, each stockholder shall be prepared by the•ecretary, or other officer of the corporation having charge of the stock transfer books. This list shall be kept on file for a period of at least tehdays prior to the meeting at the principal office of the corporation and shall be subject to inspection during the usual business hours of such period by any stockholder. This list shall also be available at the meeting and shall be open to inspection by any stockholder at any time during the meeting.

(b) The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine the list or to vote at any meeting of the stockholders.

(c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meetings of the stockholders.

Section 9. Action by Written Consent of Stockholders.

Unless otherwise provided for in the articles of incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of the voting power is required for such an action at a meeting, then that proportion of written consents is required.

ARTICLE III. DIRECTORS.

Section 1. Number, Qualification, Term, Quorum, and Vacancies.

(a) The Board of Directors shall consist of at least one (1) individual and not more than ten (10) individuals. The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by resolution adopted by the Board of Directors or the stockholders without amendment to these Bylaws or the Articles of Incorporation.

(b) Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualifies.

(c) Directors need not be stockholders of the corporation.

(d) Except as provided in Article DI, Section 1(b), a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

Section 2. Meetings.

Meetings of the Board of Directors may be held either within or without the State of Nevada. Meetings of the Board of Directors shall be held at those times as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the Chairman of the Board, if an officer, the President, or by a majority of directors. Notice of a • special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the stockholders.• Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors nor need notice be given of adjourned meetings. Meetings may be held at any time without notice if all the directors are present, or if those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, any meeting.

At any meeting of the stockholders, any director or directors may be removed from office, without assignment of any reason, by a vote of stockholders representing not less than two-thirds of the shares entitled to vote at the meeting.

Section 3. Indemnification.

(a) The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Nevada and the corporation’s articles of incorporation, indemnify and hold harmless any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation at any time after July 2, 1999.

(b) The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding referred to in (a) of this Section 4 shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this Section 4(b) do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(c) The Board of Directors is expressly authorized to enter into indemnification agreements, with such persons as the Board of Directors deems appropriate, to effectuate the rights set forth in this Article VI.

Section 4. Compensation.

Directors, and members of any committee of the Board of Directors, may be entitled to compensation for their services as directors or members of any committee as shall be fixed from time to time by resolution of the Board of Directors, and shall be entitled to reimbursement for any reasonable expense incurred in attending those meetings. Any director covered under these provisions shall not be barred from serving the corporation in any other capacity and receiving compensation for such other services.

Section 5. Committees.

(a) The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint any committees as it may deem appropriate. A majority of each committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of, and to discharge any committee member. Each committee must contain at least one board member.

(b) Each committee shall keep a written record of its acts and proceedings and shall • submit that record to the Board of Directors at each regular meeting and at any other time requested by the Board of Directors. Failure to submit the record, or failure of the Board to approve any action indicated therein will not, howeyer, invalidate the action to the extent it has been it has been carried out by the corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as provided.

Section 6. Dividends.

Subject to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the fund legally available for the payment of dividends be declared in dividends and paid to the stockholders of the corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary this fund in the Board’s absolute judgment and discretion.

ARTICLE IV. OFFICERS.

Section 1. Number.

The officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer, and a Secretary. In addition, there may be such other officers as the Board of Directors may deem necessary, including a Chairman of the Board who is chosen by the board from among its members.

Section 2. Election; Term of Office.

The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders’ annual meeting. Other officers may be elected from time to time. Each officer shall serve until his or her successor shall have been elected and qualifies, or until his or her, death, resignation, or removal.

Any officer may be removed from office with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed.

Section 3. Vacancies.

Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 4. Duties.

(a) The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors.

(b) The President, in the absence of the Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board of Directors. The President shall have general supervision of the affairs of the corporation, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

(c) The Vice-Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice President shall have any other duty assigned from time to time by the Board of Directors.

(d) The Secretary shall keep the minutes of the stockholders’ meetings and of the Board of Directors’ meetings, see that all notices are duly given in accordance with the provisions of these bylaws, be a custodian of the corporate records and the seal of the corporation, keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, and have general charge of the stock transfer books of the corporation.

(e) The Treasurer shall perform those duties as are incident to his or her office, or are properly required of him or her by the Board of Directors.

(f) Other officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

(g) In case of the absence or disability of any officer of the corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any director, or any other person whom it may select.

Section 5. Salaries.

The salaries of all officers of the corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he or she is also a director of the corporation and receiving compensation therefor.

ARTICLE V. CERTIFICATES OF STOCK

Section 1. Form.

(a) The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

(b) The certificates of stock shall be signed by the Chairman of the Board, if any, the President or a Vice-President and by the Secretary or the Treasurer, and sealed with the seal of the corporation. This seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the corporation’s officers upon that certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if that officer had not ceased to be so at the time of its issue.

Section 2. Transfers.

(a) Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by a transfer clerk or transfer agent appointed as provided in Section 4 of this Article, and upon surrender of the certificate or certificates for those shares properly endorsed with all taxes paid.

(b) The person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to the owner thereof for all purposes.

Section 3. Lost, Destroyed, or Stolen Certificates.

No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of that loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and surety, if any, as the Board of Directors requires.

Section 4. Transfer Agent and Registrar.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE VI. CORPORATE SEAL.

The corporate seal of the corporation shall be circular and shall contain the name of the corporation, the year and state of its incorporation, and the words “Corporate Seal.”

ARTICLE VII. AMENDMENT OF BYLAWS.

These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.